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                                                                   EXHIBIT 10.28
















                            MASTER AGREEMENT TO LEASE

                                     BETWEEN

                  CORRECTIONS CORPORATION OF AMERICA, LANDLORD

                                       AND

                         CCA OF TENNESSEE, INC., TENANT

                            DATED: DECEMBER 31, 2000


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                                TABLE OF CONTENTS

ARTICLE I                  LEASED PROPERTY; TERM........................................................ 1
              1.01         Leased Property.............................................................. 1
              1.02         Term......................................................................... 2
              1.03         Holding Over................................................................. 2
              1.04         Surrender.................................................................... 2
              1.05         Renewal...................................................................... 3

ARTICLE II                 RENT; DEFERRAL............................................................... 3
              2.01         Base Rent.................................................................... 3
              2.02         Additional Rent.............................................................. 3
              2.03         Place(s) of Payment of Rent; Direct Payment of Additional Rent............... 3
              2.04         Net Lease.................................................................... 3
              2.05         No Termination, Abatement, Etc............................................... 3

ARTICLE III                IMPOSITIONS AND UTILITIES.................................................... 4
              3.01         Payment of Impositions....................................................... 4
              3.02         Definition of Impositions.................................................... 5
              3.03         Utilities.................................................................... 6
              3.04         Discontinuance of Utilities.................................................. 6

ARTICLE IV                 INSURANCE.................................................................... 6
              4.01         Property Insurance........................................................... 6
              4.02         Liability Insurance.......................................................... 7
              4.03         Insurance Requirements........................................................7
              4.04         Replacement Cost............................................................. 8
              4.05         Blanket Policy............................................................... 8
              4.06         No Separate Insurance........................................................ 8
              4.07         Waiver of Subrogation........................................................ 9
              4.08         Mortgages.................................................................... 9

ARTICLE V                  INDEMNITY; HAZARDOUS SUBSTANCES.............................................. 9
              5.01         Tenant's Indemnification..................................................... 9
              5.02         Hazardous Substances or Materials........................................... 10
              5.03         Limitation of Landlord's Liability.......................................... 11

ARTICLE VI                 USE AND ACCEPTANCE OF PREMISES.............................................. 11
              6.01         Use of Leased Property...................................................... 11
              6.02         Acceptance of Leased Property............................................... 12
              6.03         Conditions of Use and Occupancy............................................. 12

ARTICLE VII                REPAIRS, COMPLIANCE WITH LAWS, AND MECHANICS' LIENS......................... 12
              7.01         Maintenance................................................................. 12



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
              7.02         Compliance with Laws........................................................ 13
              7.03         Required Alterations........................................................ 13
              7.04         Mechanics' Liens............................................................ 13
              7.05         Replacements of Fixtures.................................................... 14

ARTICLE VIII               ALTERATIONS AND SIGNS; TENANT'S PROPERTY; CAPITAL ADDITIONS TO THE LEASED
                           PROPERTY.................................................................... 14
              8.01         Tenant's Right to Construct................................................. 14
              8.02         Commencement of Construction................................................ 15
              8.03         Rights in Tenant Improvements............................................... 16
              8.04         Personal Property........................................................... 16
              8.05         Requirements for Personal Property.......................................... 16
              8.06         Signs....................................................................... 17

ARTICLE IX                 DEFAULTS AND REMEDIES....................................................... 17
              9.01         Events of Default........................................................... 17
              9.02         Remedies.................................................................... 19
              9.03         Right of Set-Off............................................................ 21
              9.04         Performance of Tenant's Covenants........................................... 21
              9.05         Late Charge................................................................. 21
              9.06         Litigation; Attorneys' Fees................................................. 21
              9.07         Remedies Cumulative......................................................... 22
              9.08         Escrows and Application of Payments......................................... 22
              9.09         Power of Attorney........................................................... 22

ARTICLE X                  DAMAGE AND DESTRUCTION...................................................... 22
              10.01        General..................................................................... 22
              10.02        Landlord's Inspection....................................................... 23
              10.03        Landlord's Costs............................................................ 24
              10.04        Substantial Damage During Lease Term........................................ 24
              10.05        Mortgages....................................................................24

ARTICLE XI                 CONDEMNATION................................................................ 24
              11.01        Total Taking................................................................ 24
              11.02        Partial Taking.............................................................. 25
              11.03        Restoration................................................................. 25
              11.04        Landlord's Inspection....................................................... 26
              11.05        Award Distribution.......................................................... 26
              11.06        Temporary Taking............................................................ 26
              11.07        Mortgages................................................................... 26

ARTICLE XII                ASSIGNMENT AND SUBLETTING; ATTORNMENT....................................... 27
              12.01        Prohibition Against Subletting and Assignment............................... 27
              12.02        Changes of Control.......................................................... 28
              12.03        Operating/Service Agreements................................................ 28
              12.03.01     Permitted Agreements........................................................ 28
              12.03.02     Terms of Agreements......................................................... 28



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
              12.03.03     Copies...................................................................... 28
              12.03.04     Assignment of Rights in Agreements.......................................... 28
              12.03.05     Licenses, Etc............................................................... 28
              12.04        Assignment.................................................................. 28
              12.05        Attornment.................................................................. 29

ARTICLE XIII               QUIET ENJOYMENT, SUBORDINATION, ATTORNMENT, ESTOPPEL CERTIFICATES........... 29
              13.01        Quiet Enjoyment............................................................. 29
              13.02        Landlord Mortgages; Subordination........................................... 29
              13.03        Attornment; Non-Disturbance................................................. 30
              13.04        Estoppel Certificates....................................................... 30
              13.05        Performance by Lender....................................................... 31

ARTICLE XIV                MISCELLANEOUS............................................................... 31
              14.01        Notices..................................................................... 31
              14.02        Advertisement of Leased Property............................................ 32
              14.03        Landlord's Access........................................................... 32
              14.04        Entire Agreement............................................................ 32
              14.05        Severability................................................................ 32
              14.06        Captions and Headings....................................................... 33
              14.07        Governing Law............................................................... 33
              14.08        Memorandum of Lease......................................................... 33
              14.09        Waiver...................................................................... 33
              14.10        Binding Effect.............................................................. 33
              14.11        Authority................................................................... 33
              14.12        Transfer of Permits, Etc.................................................... 33
              14.13        Modification................................................................ 34
              14.14        Incorporation by Reference.................................................. 34
              14.15        No Merger................................................................... 34
              14.16        Laches...................................................................... 34
              14.17        Waiver of Jury Trial........................................................ 34
              14.18        Permitted Contests.......................................................... 34
              14.19        Construction of Lease....................................................... 35
              14.20        Limitations of Landlord's Liability..........................................35
              14.21        Additional Provisions Relating to Particular Facilities......................35
              14.22        Counterparts.................................................................38


                                     -iii-
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                            MASTER AGREEMENT TO LEASE

         THIS MASTER AGREEMENT TO LEASE ("Agreement") dated as of the 31st day of December, 2000 by and between CORRECTIONS CORPORATION OF AMERICA, a Maryland corporation ("Landlord"), and CCA OF TENNESSEE, INC., a Tennessee corporation ("Tenant").

                                    RECITALS

         WHEREAS, Landlord currently owns those certain correctional and detention facilities listed on Schedule A, attached hereto which Tenant desires to lease in order to engage in the business of managing and operating correctional and detention facilities;

         WHEREAS, Landlord and Tenant desire to set forth in this Agreement certain terms and conditions applicable to all of the Leased Property;

         NOW, THEREFORE, in consideration of the premises and of their respective agreements and undertakings herein, Landlord and Tenant agree as follows:

                                    ARTICLE I

                              LEASED PROPERTY; TERM

         1.01 Leased Property. The property that is the subject of this Agreement and that shall be considered as leased by the Landlord to the Tenant hereunder shall consist of:

              (a) The facilities and related land described in Schedule A, together with all rights, titles, appurtenant interests, covenants, licenses, privileges and benefits thereto belonging, and any easements, rights-of-way, rights of ingress or egress or other interests in, on, or to any land, highway, street, road or avenue, open or proposed, in, on, across, in front of, abutting or adjoining such real property including, without limitation, any strips and gores adjacent to or lying between such real property and any adjacent real property (the "Land");

              (b) All buildings, improvements, structures and Fixtures now located or to be located or to be constructed on the Land, including, without limitation, landscaping, parking lots and structures, roads, drainage and all above ground and underground utility structures, equipment systems and other so-called "infrastructure" improvements (the "Improvements");

              (c) All equipment, machinery, fixtures, and other items of real and/or personal property, including all components thereof, located in, on or used in connection with, and permanently affixed to or incorporated into, the Improvements, including, without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting,



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         ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, and similar systems, all of which, to the greatest extent permitted by law, are hereby deemed to constitute real estate, together with all replacements, modifications, alterations and additions thereto (collectively the "Fixtures");

              (d) All furniture, equipment, inventory and other personal property located on the Land and owned by Landlord (the "Personal Property").

The Land, Improvements, Fixtures and Personal Property are hereinafter referred to as the "Leased Property."

         Notwithstanding the foregoing, in the event that Landlord sells, transfers, conveys, leases or otherwise disposes of any portion of the Leased Property, or in the event any portion of the Leased Property is foreclosed upon by the holder of a mortgage thereon, this Agreement shall continue in full force and effect as to the remaining Leased Property, and thereafter, the term "Leased Property" shall refer to such remaining Leased Property, and the Base Rent (as defined below) shall be reduced in such equitable manner as the parties shall reasonably agree.

         SUBJECT, HOWEVER, to the easements, liens, encumbrances, restrictions, agreements, and other title matters existing as of date of this Agreement.

         1.02 Term. The term of this Agreement (the "Term") shall commence on January 1, 2001, (the "Commencement Date"), and shall expire on December 31, 2001 (the "Expiration Date").

         1.03 Holding Over. Should Tenant, without the express consent of Landlord, continue to hold and occupy the Leased Property after the expiration of the Term, such holding over beyond the Term and the acceptance or collection of Rent by the Landlord shall operate and be construed as creating a tenancy from month-to-month and not for any other term whatsoever. During any such holdover period Tenant shall pay to Landlord for each month (or portion thereof) Tenant remains in the Leased Property one hundred fifty percent (150%) of the Base Rent in effect on the expiration date. Said month-to-month tenancy may be terminated by Landlord by giving Tenant ten (10) days written notice, and at any time thereafter Landlord may re-enter and take possession of the Leased Property.

         1.04 Surrender. Except as a result of (i) Tenant Improvements and Capital Additions (as such terms are defined in Section 8.01 hereof); (ii) normal and reasonable wear and tear (subject to the obligation of Tenant to maintain the Leased Property in good order and repair during the Term); and
(iii) casualty, taking or other damage and destruction not required to be repaired by Tenant, Tenant shall surrender and deliver up the Leased Property, at the expiration or termination of the Term broom clean, free of all Tenant's personal property, and in as good order and condition as of the Commencement Date.



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         1.05 Renewal. This Agreement may be renewed by the parties upon such terms as are mutually agreeable to the parties may agree in writing.

                                   ARTICLE II

                                      RENT

         2.01 Base Rent. Tenant shall pay Landlord annual base rent for the Leased Property without notice, demand, set-off or counterclaim, in advance, in lawful money of the United States of America, in an amount equal to One Hundred Thirty-Eight Million Dollars ($138,000,000) (the "Base Rent") in consecutive monthly installments of Eleven Million Five Hundred Thousand Dollars ($11,500,000) each, payable on the last day of each month during the Term.

         2.02 Additional Rent. In addition to Base Rent, Tenant shall pay all other amounts, liabilities, obligations and Impositions (as hereinafter defined) which Tenant assumes or agrees to pay under this Agreement and any fine, penalty, interest, charge and cost which may be added for nonpayment or late payment of such items (collectively the "Additional Rent").

         2.03 Place(s) of Payment of Rent; Direct Payment of Additional Rent. The Base Rent and Additional Rent are hereinafter referred to as "Rent." Landlord shall have all legal, equitable and contractual rights, powers and remedies provided either in this Agreement, or by statute or otherwise in the case of nonpayment of the Rent. Tenant shall make all payments of Base Rent at Landlord's principal place of business or as Landlord may otherwise from time to time direct in writing, and all payments of Additional Rent directly to the person or persons to whom such amount is owing at the time and times when such payments are due, and shall give to Landlord such evidence of such direct payments as Landlord shall reasonably request.

         2.04 Net Lease. The lease contemplated by this Agreement shall be deemed and construed to be an "absolute net lease" or "triple net lease," and Tenant shall pay all Rent, Impositions (as hereinafter defined), and other charges and expenses in connection with each Leased Property throughout the Term, without abatement, deduction or set-off.

         2.05 No Termination, Abatement, Etc. Except as otherwise specifically provided in this Agreement, Tenant shall remain bound by this Agreement in accordance with its terms. Except as otherwise specifically provided in the Agreement, Tenant shall not, without the prior written consent of Landlord, modify, surrender or terminate the Agreement, nor seek nor be entitled to any abatement, deduction, deferment or reduction of Rent, or set-off against the Rent. Except as specifically provided in this Agreement, the obligations of Landlord and Tenant shall not be affected by reason of (i) the lawful or unlawful prohibition of, or restriction upon, Tenant's use of the Leased Property, or any part thereof, the interference with such use by any person, corporation, partnership or other entity, or by reason of eviction by paramount title; (ii) any claim which Tenant has or might have against Landlord or by reason of any default or breach of



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any warranty by Landlord under this Agreement or any other agreement between
Landlord and Tenant, or to which Landlord and Tenant are parties; (iii) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceeding affecting Landlord or any assignee or transferee of Landlord; or (iv) any other cause, whether similar or dissimilar to any of the foregoing, other than a discharge of Tenant from any such obligations as a matter of law. Except as otherwise specifically provided in this Agreement, and to the maximum extent permitted by law, Tenant hereby specifically waives all rights, including but not limited to any rights under any statute relating to rights of tenants in any state in which any Leased Property is located, arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law (a) to modify, surrender or terminate this Agreement or quit or surrender the Leased Property or any portion thereof; or
(b) entitling Tenant to any abatement, reduction, suspension or deferment of the Rent or other sums payable by Tenant hereunder. The obligations of Landlord and Tenant hereunder shall be separate agreements and the Rent and all other sums shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Agreement or by termination of this Agreement other than by reason of an Event of Default.

                                   ARTICLE III

                            IMPOSITIONS AND UTILITIES

         3.01 Payment of Impositions. Subject to the adjustments set forth herein, Tenant shall pay, as Additional Rent, all Impositions (as hereinafter defined) that may be levied or become a lien on the Leased Property or any part thereof at any time (whether prior to or during the Term), without regard to prior ownership of said Leased Property, before the same becomes delinquent. Tenant shall furnish to Landlord on an annual basis copies of official receipts or other satisfactory proof evidencing such payments. Tenant's obligation to pay such Impositions shall be deemed absolutely fixed upon the date such Impositions become a lien upon the Leased Property or any part thereof. Tenant, at its expense, shall prepare and file all tax returns and reports in respect of any Imposition as may be required by governmental authorities, provided, Landlord shall be responsible for the preparation and filing of any such tax returns or reports in respect of any real or personal property owned by Landlord. Tenant shall be entitled to any refund due from any taxing authority if no Event of Default (as hereinafter defined) shall have occurred hereunder and be continuing. Landlord shall be entitled to any refund from any taxing authority if an Event of Default has occurred and is continuing. Any refunds retained by Landlord due to an Event of Default shall be applied as provided in Section
9.08. Landlord and Tenant shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports. In the event governmental authorities classify any property covered by this Agreement as personal property, Landlord and Tenant shall file all personal property tax returns in such jurisdictions where they may legally so file with respect to their respective owned personal property. Tenant shall promptly reimburse Landlord for all personal property taxes paid by Landlord upon receipt of billings accompanied by copies of a bill therefor and payments thereof which identify the personal property with respect to which such payments are made.



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Impositions imposed in respect to the tax-fiscal period during which the Term commences and terminates shall be adjusted and prorated between Landlord and Tenant on a per diem basis, with Tenant being obligated to pay its pro rata share from and including the Commencement Date to and including the Expiration Date or date of earlier termination of this Agreement, whether or not such Imposition is imposed before or after such commencement, expiration or termination, and Tenant's obligation to pay its prorated share thereof shall survive such expiration or termination. Tenant shall also pay to Landlord a sum equal to the amount which Landlord may be caused to pay of any privilege tax, sales tax, gross receipts tax, rent tax, occupancy tax or like tax (excluding any tax based on net income), hereinafter levied, assessed, or imposed by any federal, state, county or municipal governmental authority, or any subdivision thereof, upon or measured by rent or other consideration required to be paid by Tenant under this Agreement.

         3.02 Definition of Impositions. "Impositions" means, collectively, (i) taxes (including without limitation, all real estate and personal property ad valorem (whether assessed as part of the real estate or separately assessed as unsecured personal property), sales and use, business or occupation, single business, gross receipts, transaction, privilege, rent or similar taxes, but not including income or franchise or excise taxes payable with respect to Landlord's receipt of Rent); (ii) assessments (including without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed within the
Term); (iii) ground rents, water, sewer or other rents and charges, excises, tax levies, and fees (including without limitation, license, permit, inspection, authorization and similar fees); (iv) to the extent they may become a lien on the Leased Property all taxes imposed on Tenant's operations of the Leased Property including without limitation, employee withholding taxes, income taxes and intangible taxes; and (v) all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Leased Property or any part thereof and/or the Rent (including all interest and penalties thereon due to any failure in payment by Tenant), which at any time prior to, during or in respect of the Term hereof may be assessed or imposed on or in respect of or be a lien upon (a) Landlord or Landlord's interest in the Leased Property or any part thereof; (b) the Leased Property or any part thereof or any rent therefrom or any estate, right, title or interest therein; or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Leased Property or the leasing or use of the Leased Property or any part thereof. Tenant shall not, however, be required to pay (i) any tax based on net income (whether denominated as a franchise or capital stock or other tax) imposed on Landlord; or (ii) except as provided in Section 13.01, any tax imposed with respect to the sale, exchange or other disposition by Landlord of any Leased Property or the proceeds thereof; provided, however, that if any tax, assessment, tax levy or charge which Tenant is obligated to pay pursuant to the first sentence of this definition and which is in effect at any time during the Term hereof is totally or partially repealed, and a tax, assessment, tax levy or charge set forth in clause (i) or (ii) immediately above is levied, assessed or imposed expressly in lieu thereof Tenant shall then pay such tax, levy, or charge set forth in said clause (i) or (ii).



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         3.03 Utilities. Tenant shall contract for, in its own name, and will pay, as Additional Rent all taxes, assessments, charges/deposits, and bills for utilities, including without limitation charges for water, gas, oil, sanitary and storm sewer, electricity, telephone service, trash collection, and all other utilities which may be charged against the occupant of the Improvements during the Term. Tenant shall at all times maintain that amount of heat necessary to ensure against the freezing of water lines. Tenant hereby agrees to indemnify and hold Landlord harmless from and against any liability or damages to the utility systems and the Leased Property that may result from Tenant's failure to maintain sufficient heat in the Improvements.

         3.04 Discontinuance of Utilities. Landlord will not be liable for damages to person or property or for injury to, or interruption of, business for any discontinuance of utilities nor will such discontinuance in any way be construed as an eviction of Tenant or cause an abatement of Rent or operate to release Tenant from any of Tenant's obligations under this Agreement.

                                   ARTICLE IV

                                    INSURANCE

         4.01 Property Insurance. Tenant shall, at Tenant's expense, keep the Improvements, Fixtures, and other components of the Leased Property insured against the following risks:

              (a) Loss or damage by fire, vandalism and malicious mischief, sprinkler leakage and all other physical loss perils commonly covered by "All Risk" insurance in an amount not less than one hundred percent (100%) of the then full replacement cost thereof (as hereinafter defined). Such policy shall include an agreed amount endorsement if available at a reasonable cost. Such policy shall also include endorsements for contingent liability for operation of building laws, demolition costs, and increased cost of construction.

              (b) Loss or damage by explosion of steam boilers, pressure vessels, or similar apparatus, now or hereafter installed on the Leased Property, in commercially reasonable amounts acceptable to Landlord.

              (c) Loss of rent under a rental value or business interruption insurance policy covering risk of loss during the first six (6) months of reconstruction necessitated by the occurrence of any hazards described in Sections 4.01(a) or 4.01(b), above, and which causes an abatement of Rent as provided in Article X hereof, in an amount sufficient to prevent Landlord or Tenant from becoming a co-insurer, containing endorsements for extended period of indemnity and premium adjustment, and written with an agreed amount clause, if the insurance provided for in this clause (c) is available.



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              (d) If the Land is located in whole or in part within a designated flood plain area, loss or damage caused by flood in commercially reasonable amounts acceptable to Landlord.

              (e) Loss or damage commonly covered by blanket crime insurance including employee dishonesty, loss of money orders or paper currency, depositor's forgery, and loss of property accepted by Tenant for safekeeping, in commercially reasonable amounts acceptable to Landlord.

              (f) In connection with any repairs or rebuilding by Tenant under
         Article X hereof, Tenant shall maintain (or cause its contractor to maintain) appropriate builder's risk insurance covering any loss or casualty to the subject Improvements during the course of such repairs or rebuilding.

         4.02 Liability Insurance. Tenant shall, at Tenant's expense, maintain liability insurance against the following:

              (a) Claims for personal injury or property damage commonly covered by comprehensive general liability insurance with endorsements for blanket, contractual, personal injury, owner's protective liability, real property, fire damage, legal liability, broad form property damage, and extended bodily injury, with commercially reasonable amounts for bodily injury and property damage acceptable to Landlord, but with a combined single limit of not less than Five Million Dollars ($5,000,000.00) per occurrence and Ten Million Dollars ($10,000,000.00) in the aggregate. At Landlord's request, such $5,000,000.00 and $10,000,000.00 minimum requirements shall be increased by up to four percent (4%) per year.

              (b) Claims commonly covered by worker's compensation insurance for all persons employed by Tenant on the Leased Property. Such worker's compensation insurance shall be in accordance with the requirements of all applicable local, state, and federal law.

         4.03 Insurance Requirements. The following provisions shall apply to all insurance coverages required hereunder:

              (a) The carriers of all policies shall have a Best's Rating of "A-" or better and a Best's Financial Category of XII or larger and shall be authorized to do insurance business in the state in which the Leased Property is located.

              (b) Tenant shall be the "named insured" and Landlord and any mortgagee of Landlord shall be an "additional named insured" on each policy.

              (c) Tenant shall deliver to Landlord certificates or policies showing the required coverages and endorsements. The policies of insurance shall provide that the



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         policy may not be canceled or not renewed, and no material change or reduction in coverage may be made, without at least thirty (30) days' prior written notice to Landlord.

              (d) The policies shall contain a severability of interest and/or cross-liability endorsement, provide that the acts or omissions of Tenant will not invalidate the Landlord's coverage, and provide that Landlord shall not be responsible for payment of premiums.

              (e) All loss adjustment shall require the written consent of Landlord and Tenant, as their interests may appear.

              (f) At least ten (10) days prior to the expiration of each policy, Tenant shall deliver to Landlord a certificate showing renewal of such policy and payment of the annual premium therefor.

         Landlord shall have the right to review the insurance coverages required hereunder with Tenant from time to time, to obtain the input of third party professional insurance advisors (at Landlord's expense) with respect to such insurance coverages, and to consult with Tenant in Tenant's annual review and renewal of such insurance coverages. All insurance coverages hereunder shall be in such form, substance and amounts as are customary or standard in Tenant's industry.

         4.04 Replacement Cost. The term "full replacement cost" means the actual replacement cost thereof from time to time including increased cost of construction, with no reductions or deductions. Tenant shall, not later than thirty (30) days after the anniversary of each policy of insurance, of the Term, increase the amount of the replacement cost endorsement for the Improvements. If Tenant makes any Permitted Alterations (as hereinafter defined) to the Leased Property, Landlord may have such full replacement cost redetermined at any time after such Permitted Alterations are made, regardless of when the full replacement cost was last determined.

         4.05 Blanket Policy. Tenant may carry the insurance required by this Article under a blanket policy of insurance, provided that the coverage afforded Tenant will not be reduced or diminished or otherwise be different from that which would exist under a separate policy meeting all of the requirements of this Agreement.

         4.06 No Separate Insurance. Tenant shall not take out separate insurance concurrent in form or contributing in the event of loss with that required in this Article, or increase the amounts of any then existing insurance by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of the insurance, including Landlord and any mortgagees, are included therein as additional named insureds or loss payees, the loss is payable under said insurance in the same manner as losses are payable under this Agreement, and such additional insurance is not prohibited by the existing policies of insurance. Tenant shall immediately notify Landlord of the taking out of such separate insurance or the increasing of any of the amounts of the existing insurance by securing an additional policy or



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additional policies. The term "mortgages" as used in this Agreement includes
Deeds of Trust and the term "mortgagees" includes trustees and beneficiaries under a Deed of Trust.

         4.07 Waiver of Subrogation. Each party hereto hereby waives any and every claim which arises or may arise in its favor and against the other party hereto during the Term or any extension or renewal thereof, for any and all loss of, or damage to, any of its property located within or upon, or constituting a part of, the Leased Property, which loss or damage is covered by valid and collectible insurance policies, to the extent that such loss or damage is recoverable under such policies. Said mutual waiver shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this Agreement with respect to any loss or damage to property of the parties hereto. Inasmuch as the said waivers will preclude the assignment of any aforesaid claim by way of subrogation (or otherwise) to an insurance company (or any other person), each party hereto agrees immediately to give each insurance company which has issued to it policies of insurance, written notice of the terms of said mutual waivers, and to have such insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waivers, so long as such endorsement is available at a reasonable cost.

         4.08 Mortgages. Notwithstanding any provision to the contrary herein, the following provisions shall apply if the Leased Property or any part thereof is subject to any mortgage placed upon it by Landlord: (i) Tenant shall obtain a standard form of mortgage clause insuring the interest of the mortgagee; (ii) Tenant shall deliver evidence of insurance to such mortgagee; (iii) loss adjustment shall require the consent of the mortgagee; and (iv) Tenant shall obtain such other coverages and provide such other information and documents as may be reasonably required by the mortgagee or which is otherwise required by the terms of the mortgage or any documents executed in connection therewith (it being understood and agreed that Tenant shall comply with the terms and conditions of any such mortgage regarding insurance coverage required thereunder).

                                    ARTICLE V

                         INDEMNITY; HAZARDOUS SUBSTANCES

         5.01 Tenant's Indemnification. Subject to Section 4.07, Tenant hereby agrees to indemnify and hold harmless Landlord, its agents, and employees from and against any and all demands, claims, causes of action, fines, penalties, damages (including consequential damages), losses, liabilities (including strict liability), judgments, and expenses (including, without limitation, attorneys' fees, court costs, and the costs set forth in Section 9.06) incurred in connection with or arising from: (i) the use, condition, operation or occupancy of, or maintenance or repair by Tenant of, each Leased Property; (ii) any activity, work, or thing done, or permitted or suffered by Tenant in or about the Leased Property; (iii) any acts, omissions, or negligence of Tenant or any person claiming under Tenant, or the contractors, agents, employees, invitees, or visitors of Tenant or any such person; (iv) any claim of any person incarcerated in the Leased Property, including claims alleging breach or violation of such person's civil or legal rights; (v) any breach, violation, or nonperformance by Tenant or any person claiming under Tenant or the employees, agents, contractors, invitees, or visitors of Tenant or of any such person, of any term, covenant, or provision of this Agreement or any law, ordinance, or governmental requirement of any kind; (vi) any injury or damage to the person, property or business of Tenant, its employees, agents, contractors, invitees, visitors, or any other person entering upon the Leased Property under the express or implied invitation of Tenant; (vii) and any accident, injury to or death of persons or loss or damage to any item of property occurring at the Leased Property; and
(viii) any Impositions; (x) any liability Landlord may incur or suffer as a result of any permitted contest by Tenant hereunder. If any action or proceeding is brought against Landlord, its employees, or agents by reason of any such claim, Tenant, upon notice from Landlord, will defend the claim at Tenant's expense with counsel reasonably satisfactory to Landlord. In the event Landlord reasonably determines that its interests and the interests of Tenant in any such action or proceeding are not substantially the same and that Tenant's counsel cannot adequately represent the interests of Landlord therein, Landlord shall have the right to hire separate counsel in any such action or proceeding and the reasonable costs thereof shall be paid for by Tenant.

         5.02 Hazardous Substances or Materials. Tenant shall not, either with or without negligence, injure, overload, deface, damage or otherwise harm any Leased Property or any part or component thereof; commit any nuisance; permit the emission of any hazardous agents or substances; allow the release or other escape of any biologically or chemically active or other hazardous substances or materials so as to impregnate, impair or in any manner affect, even temporarily, any element or part of any Leased Property, or allow the storage or use of such substances or materials in any manner not sanctioned by law or by the highest standards prevailing in the industry for the storage and use of such substances or materials; nor shall Tenant bring onto any Leased Property any such materials or substances; permit the occurrence of objectionable noise or odors; or make, allow or suffer any waste whatsoever to any Leased Property. Landlord may inspect the Leased Property from time to time, and Tenant will cooperate with such inspections. Without limitation, "hazardous substances" for the purpose of this Section 5.02 shall include any substances regulated by any local, state or federal law relating to environmental conditions and industrial hygiene, including, without limitation, the Resource Conservation and Recovery Act of 1976 ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), as amended by the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Hazardous Materials Transportation Act, the Federal Water Pollution Control Act, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Safe Drinking Water Act, and all similar federal, state and local environmental statutes, ordinances and the regulations, orders, or decrees now or hereafter promulgated thereunder. Notwithstanding the foregoing, Tenant anticipates using, storing and disposing of certain hazardous substances in connection with operation of correctional or detention facilities which are not in violation of the foregoing laws. Such substances include, but are not limited to the following: medical wastes, diesel fuel, maintenance and janitorial supplies, and waste from reprographic activities. Upon request by Landlord, Tenant shall submit to Landlord annual reports regarding Tenant's use, storage, and disposal of any of the foregoing materials, said reports to include information regarding continued hazardous materials inspections, personal interviews, and federal, state and local agency listings. In addition, Tenant shall execute affidavits, representations and the like from time to time at Landlord's request concerning Tenant's best knowledge and belief regarding the presence or absence of hazardous materials on the Leased Property. Other than for circumstances involving Landlord's gross negligence or intentional misconduct, Tenant shall indemnify and hold harmless Landlord and any holder of a mortgage, deed of trust or other security agreement on the Lease Property from and against all liabilities (including punitive damages), costs and expenses (including reasonable attorneys' fees) imposed upon or asserted against the Landlord or the Leased Property on account of, among other things, any applicable federal, state or local law, ordinance, regulation, order, permit, decree or similar items relating to hazardous substances, human health or the environment (collectively, "Environmental Laws") (irrespective of whether there has occurred any violation of any Environmental Law), in respect of the Leased Property, including (a) liability for response costs and for costs of removal and remedial action incurred by the United States Government, any state or local governmental unit to any other person or entity, or damages from injury to or destruction or loss of natural resources, including the reasonable costs of assessing such injury, destruction or loss, incurred pursuant to any Environmental Law, (b) liability for costs and expenses of abatement, investigation, removal, remediation, correction or clean-up, fines, damages, response costs or penalties which arise from the provisions of any Environmental Law, (c) liability for personal injury or property damage arising under any statutory or common-law tort theory, including damages assessed for the maintenance of a public or private nuisance or for carrying on of a dangerous activity or (d) by reason of a breach of an environmental representation or warranty by Tenant.

         5.03 Limitation of Landlord's Liability. Landlord, its agents and employees, will not be liable for any loss, injury, death, or damage (including consequential damages) to persons, property, or Tenant's business occasioned by theft, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition, order of governmental body or authority, fire, explosion, falling objects, steam, water, rain or snow, leak or flow of water (including water from the elevator system), rain or snow from any Leased Property or into any Leased Property or from the roof, street, subsurface or from any other place, or by dampness or from the breakage, leakage, obstruction, or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, or lighting fixtures of the Leased Property, or from construction, repair, or alteration of the Leased Property or from any acts or omissions of any other occupant or visitor of the Leased Property, or from the presence or release of any hazardous substance or material on or from the Leased Property or from any other cause beyond Landlord's control.

                                   ARTICLE VI

                         USE AND ACCEPTANCE OF PREMISES

         6.01 Use of Leased Property. Tenant shall use and occupy the Leased Property exclusively as a correctional or detention facility or other purpose for which the Leased Property is being used at the Commencement Date of the Term, and for no other purpose without the prior written consent of the Landlord. Tenant shall obtain and maintain all approvals, licenses, and consents needed to use and operate each Leased Property for such purposes. Tenant shall promptly deliver to Landlord complete copies of surveys, examinations, certification and licensure inspections, compliance certificates, and other similar reports issued to Tenant by any governmental agency.

         6.02 Acceptance of Leased Property. Except as otherwise specifically provided in this Agreement or in any individual Lease, Tenant acknowledges that
(i) Tenant and its agents have had an opportunity to inspect the Leased Property; (ii) Tenant has found the Leased Property fit for Tenant's use; (iii) delivery of the Leased Property to Tenant is in an "as-is" condition; (iv) Landlord is not obligated to make any improvements or repairs to the Leased Property; and (v) the roof, walls, foundation, heating, ventilating, air conditioning, telephone, sewer, electrical, mechanical, utility, plumbing, and other portions of the Leased Property are in good working order. Tenant waives any claim or action against Landlord with respect to the condition of the Leased Property. LANDLORD MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, AS TO QUALITY OR THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY TENANT.

         6.03 Conditions of Use and Occupancy. Tenant agrees that during the Term it shall use and keep the Leased Property in a careful, safe and proper manner; not commit or suffer waste thereon; not use or occupy the Leased Property for any unlawful purposes; not use or occupy the Leased Property or permit the same to be used or occupied, for any purpose or business deemed extra hazardous on account of fire or otherwise; keep the Leased Property in such repair and condition as may be required by the local board of health, or other city, state or federal authorities, free of all cost to Landlord; not permit any acts to be done which will cause the cancellation, invalidation, or suspension of any insurance policy; and permit Landlord and its agents to enter upon the Leased Property at all reasonable times after notice to Tenant to examine the condition thereof.

                                   ARTICLE VII

               REPAIRS, COMPLIANCE WITH LAWS, AND MECHANICS' LIENS

         7.01 Maintenance. Tenant shall maintain each Leased Property in good order, repair and appearance, and repair each Leased Property, including without limitation, all interior and exterior, structural and nonstructural repairs and replacements to the roof, foundations, exterior walls, building systems, HVAC systems, parking areas, sidewalks, water, sewer and gas connections, pipes, and mains. Tenant shall pay as Additional Rent the full cost of maintenance, repairs, and replacements. Tenant shall maintain all drives, sidewalks, parking areas, and lawns on or about the Leased Property in a clean and orderly condition, free of accumulations of dirt, rubbish, snow and ice. Tenant shall permit Landlord to inspect the Leased Property at all reasonable times, and shall implement all reasonable suggestions of the Landlord as to the maintenance and replacement of the Leased Property.

         7.02 Compliance with Laws. Tenant shall comply with all laws, ordinances, orders, rules, regulations, and other governmental requirements relating to the use, condition, or occupancy of each Leased Property, whether now or hereafter enacted and in force including without limitation, (i) licensure requirements for operation as a correctional or detention facility,
(ii) requirements of any board of casualty insurance underwriters or insurance service office for any other similar body having jurisdiction over the Leased Property, and (iii) all zoning and building codes and Environmental Laws. At Landlord's request, from time to time, Tenant shall deliver to Landlord copies of certificates or permits evidencing compliance with such laws, including without limitation, copies of the correctional or detention facility licenses, certificates of occupancy and building permits. Tenant shall provide Landlord with copies of any notice from any governmental authority alleging any non-compliance by Tenant or any Leased Property with any of the foregoing requirements and such evidence as Landlord may reasonably require of Tenant's remediation thereof. Tenant hereby agrees to defend, indemnify and hold Landlord harmless from and against any loss, liability (including strict liability), claim, damage (including consequential damages), cost and expense (including attorneys' fees) resulting from any failure by Tenant to comply with any laws, ordinances, rules, regulations, and other governmental requirements.

         7.03 Required Alterations. Tenant shall, at Tenant's sole cost and expense, make any additions, changes, improvements or alterations to each Leased Property, including structural alterations, which may be required by any governmental authorities, including those required to continue licensure requirements as a correctional or detention facility, whether such changes are required by Tenant's use, changes in the law, ordinances, or governmental regulations, defects existing as of the date of this Agreement, or any other cause whatsoever. Tenant shall provide prior written notice to Landlord of any changes to each Leased Property pursuant to this Section 7.03 which involve changes to the structural integrity of such Leased Property or materially affect the operational capabilities or rated capacity of the Leased Property. All such additions, changes, improvements or alterations shall be deemed to be a Tenant Improvement and shall comply with all laws requiring such alterations and with the provisions of Section 8.01.

         7.04 Mechanics' Liens. Tenant shall have no authority to permit or create a lien against Landlord's interest in the Leased Property, and Tenant shall post notices or file such documents as may be required to protect Landlord's interest in the Leased property against liens. Tenant hereby agrees to defend, indemnify, and hold Landlord harmless from and against any mechanics' liens against the Leased Property by reason of work, labor services or materials supplied or claimed to have been supplied on or to the Leased Property. Tenant shall immediately remove, bond-off, or otherwise obtain the release of any mechanics' lien filed against the Leased Property. Tenant shall pay all expenses in connection therewith, including without limitation, damages, interest, court costs and reasonable attorneys' fees.

         7.05 Replacements of Fixtures. Tenant shall not remove Fixtures from any Leased Property except to replace the Fixtures by other similar items of equal quality and value. Items being replaced by Tenant may be removed and shall become the property of Tenant and items replacing the same shall be and remain the property of the Landlord. Tenant shall execute, upon written request from Landlord, any and all documents necessary to evidence Landlord's ownership of the Fixtures and replacements therefor. Tenant may finance replacements for the Fixtures by equipment lease or by a security agreement and financing statement; provided, however, that for any item of Fixtures or Personal Property having a cost greater than or equal to Twenty Thousand Dollars ($20,000.00), Tenant may not finance replacements by security agreement or equipment lease unless (i) Landlord has consented to the terms and conditions of the equipment lease or security agreement; (ii) the equipment lessor or lender has entered into a nondisturbance agreement with the Landlord upon terms and conditions acceptable to Landlord, including without limitation, the following: (a) Landlord shall have the right (but not the obligation) to assume such security agreement or equipment lease upon the occurrence of an Event of Default by Tenant hereunder;
(b) the equipment lessor or lender shall notify Landlord of any default by Tenant under the equipment lease or security agreement and give Landlord a reasonable opportunity to cure such default; and (c) Landlord shall have the right to assign its rights under the equipment lease, security agreement, or nondisturbance agreement; and (iii) Tenant shall, within thirty (30) days after receipt of an invoice from Landlord, reimburse Landlord for all costs and expenses incurred in reviewing and approving the equipment lease, security agreement, and nondisturbance agreement, including without limitation, reasonable attorneys' fees and costs.

                                  ARTICLE VIII

                    ALTERATIONS AND SIGNS; TENANT'S PROPERTY;
                    CAPITAL ADDITIONS TO THE LEASED PROPERTY

         8.01 Tenant's Right to Construct. During the Term of this Agreement, so long as no Event of Default shall have occurred and be continuing as to the Leased Property that is the subject of such improvements, Tenant may make Capital Additions (as defined herein), or other alterations, additions, changes and/or improvements to any Leased Property as deemed necessary or useful to operate the Leased Property as a correction or detention facility (the "Primary Intended Use") (Capital Additions, and such other alterations, additions, changes and/or improvements are individually, a "Tenant Improvement," or collectively, "Tenant Improvements") with the prior written consent of the Landlord, which may be granted or withheld in Landlord's sole and absolute discretion. "Capital Additions" shall mean the construction of one or more new buildings or one or more additional structures annexed to any portion of any of the Improvements on a particular Leased Property, which are constructed on any parcel of land or portion of the Land of a particular Leased Property during the Term of any individual Lease, including the construction of a new floor, or the repair, replacement, restoration, remodeling or rebuilding of the Improvements or any portion thereof on any Leased Property which are not normal, ordinary or recurring to maintain the Leased Property. Except as otherwise agreed to by Landlord in writing, any such Tenant Improvement shall be made at

Tenant's sole expense and shall become the property of Landlord upon termination of this Agreement. Unless made on an emergency basis to prevent injury to person or property, Tenant will submit plans to Landlord for Landlord's prior approval, such approval not to be unreasonably withheld or delayed, for any Tenant Improvement which is not a Capital Addition and which has a cost of more than $500,000 or a cost which, when aggregated with the costs of all such Tenant Improvements for any Leased Property in the same Lease Year, would cause the total costs of all such Tenant Improvements to exceed $1,000,000. Such $500,000 and $1,000,000 amounts shall be increased by four percent (4%) per annum, cumulatively for each subsequent Lease Year. Additionally, in connection with any Tenant Improvement, including any Capital Addition, Tenant shall provide Landlord with copies of any plans and specification therefor, Tenant's budget relating thereto, any required government permits or approvals, any construction contracts or agreements relating thereto, and any other information relating to such Tenant Improvement as Landlord shall reasonably request.

         8.02 Commencement of Construction. Tenant agrees that:

              (a) Tenant shall diligently seek all governmental approvals relating to the construction of any Tenant Improvement;

              (b) Once Tenant begins the construction of any Tenant Improvement, Tenant shall diligently prosecute any such construction to completion in accordance with applicable insurance requirements and the laws, rules and regulations of all governmental bodies or agencies having jurisdiction over the Leased Property;

              (c) Landlord shall have the right at any time and from time to time to post and maintain upon the Leased Property such notices as may be necessary to protect Landlord's interest from mechanics' liens, materialmen's liens or liens of a similar nature;

              (d) Tenant shall not suffer or permit any mechanics' liens or any other claims or demands arising from the work or construction of any Tenant Improvement to be enforced against the Leased Property or any part thereof, and Tenant agrees to hold Landlord and said Leased Property free and harmless from all liability from any such liens, claims or demands, together with all costs and expenses in connection therewith;

              (e) All work shall be performed in a good and workmanlike manner consistent with standards in the industry; and

              (f) Tenant shall not secure any construction or other financing for the Tenant Improvements which is secured by a portion of the Leased Property without Landlord's prior written consent (which may be given or withheld in Landlord's sole and absolute discretion), and any such financing (i) shall not exceed the cost of the Tenant Improvements,
         (ii) shall be subordinate to any mortgage or encumbrance now existing or hereinafter created with respect to the Leased Property, and (iii) shall be limited solely to Tenant's interest in the Leased Property that is the subject of the improvements.

         8.03 Rights in Tenant Improvements. Notwithstanding anything to the contrary in this Agreement, all Tenant Improvements constructed pursuant to
Section 8.01, any and all subsequent additions thereto and alterations and replacements thereof, shall be the sole and absolute property of Tenant during the Term hereof. Upon the Expiration Date or earlier termination hereof, all such Tenant Improvements shall become the property of Landlord. Without limiting the generality of the foregoing, Tenant shall be entitled to all federal and state income tax benefits associated with any Tenant Improvement during the Term of this Agreement.

         8.04 Personal Property. Tenant shall install, place, and use on the Leased Property such fixtures, furniture, equipment, inventory and other personal property in addition to the Fixtures as may be required or as Tenant may, from time to time, deem necessary or useful to operate the Leased Property as a correctional or detention facility.

         8.05 Requirements for Personal Property. Tenant shall comply with all of the following requirements in connection with Personal Property:

              (a) With respect to each Leased Property, Tenant shall notify Landlord within one hundred twenty (120) days after each Lease Year of any additions, substitutions, or replacements of an item of Personal Property at such Leased Property which individually has a cost of more than $25,000.00 and shall furnish Landlord with such other information as Landlord may reasonably request from time to time.

              (b) The Personal Property shall be installed in a good and workmanlike manner, in compliance with all governmental laws, ordinances, rules, and regulations and all insurance requirements, and be installed free and clear of any mechanics' liens.

              (c) Tenant shall, at Tenant's sole cost and expense, maintain, repair, and replace the Personal Property.

              (d) Tenant shall, at Tenant's sole cost and expense, keep Personal Property insured against loss or damage by fire, vandalism and malicious mischief, sprinkler leakage, and other physical loss perils commonly covered by fire and extended coverage, boiler and machinery, and difference in conditions insurance in an amount not less than ninety percent (90%) of the then full replacement cost thereof. Tenant shall use the proceeds from any such policy for the repair and replacement of Personal Property. The insurance shall meet the requirements of Section 4.03.

              (e) Tenant shall pay all taxes applicable to Personal Property.

              (f) If Personal Property is damaged or destroyed by fire or any other case, Tenant shall promptly repair or replace Personal Property unless Tenant is entitled to and elects to terminate the Lease pursuant to Section 10.05.

              (g) Unless an Event of Default (or any event which, with the giving of notice of lapse of time, or both, would constitute an Event of Default) has occurred and remains uncured beyond any applicable grace period, Tenant may remove Personal Property from the Leased Property from time to time provided that (i) the items removed are not required to operate the Leased Property as a licensed correctional or detention facility (unless such items are being replaced by Tenant); and (ii) Tenant repairs any damage to the Leased Property resulting from the removal of Personal Property.

              (h) Tenant shall remove any of Tenant's personal property which does not constitute Personal Property hereunder, upon the termination or expiration of the Lease and shall repair any damage to the Leased Property resulting from the removal of Tenant's personal property. If Tenant fails to remove Tenant's personal property within ninety (90) days after the termination or expiration of the Lease, then Tenant shall be deemed to have abandoned Tenant's personal property, Tenant's personal property shall become the property of Landlord, and Landlord may remove, store and dispose of Tenant's personal property. In such event, Tenant shall have no claim or right against Landlord for such property or the value thereof regardless of the disposition thereof by Landlord. Tenant shall pay Landlord, upon demand, all expenses incurred by Landlord in removing, storing, and disposing of Tenant's personal property and repairing any damage caused by such removal. Tenant's obligations hereunder shall survive the termination or expiration of the Lease. Notwithstanding the foregoing, it is understood and agreed that all property constituting Personal Property hereunder shall be and/or become the sole and exclusive property of Landlord upon the expiration or termination of the Lease.

              (i) Tenant shall perform its obligations under any equipment lease or security agreement for Personal Property.

         8.06 Signs. Tenant may, at its own expense, erect and maintain identification signs at the Leased Property, provided such signs comply with all laws, ordinances, and regulations. Upon the occurrence of an Event of Default or the termination or expiration of a Lease, Tenant shall, within thirty (30) days after notice from Landlord, remove the signs and restore the applicable Leased Property to its original condition.

                                   ARTICLE IX

                              DEFAULTS AND REMEDIES

         9.01 Events of Default. The occurrence of any one or more of the following shall be an event of default ("Event of Default") hereunder:

              (a) Tenant fails to pay in full any installment of Rent, or any other monetary obligation payable by Tenant to Landlord under a Lease, within thirty (30) days after the date such payment is due;

              (b) Tenant fails to observe and perform any other covenant, condition or agreement under this Agreement to be performed by Tenant (except those described in Section 9.01(a) of this Agreement) and such failure continues for a period of sixty (60) days after written notice thereof is given to Tenant by Landlord; or if, by reason of the nature of such default, the same cannot with due diligence be remedied within said sixty (60) days, such failure will not be deemed to continue if Tenant proceeds promptly and with due diligence to remedy the failure and diligently completes the remedy thereof; provided, however, said cure period will not extend beyond sixty (60) days if the facts or circumstances giving rise to the default are creating a further harm to Landlord or the Leased Property and Landlord makes a good faith determination that Tenant is not undertaking remedial steps that Landlord would cause to be taken if such Lease were then to terminate;

              (c) If Tenant (a) admits in writing its inability to pay its debts generally as they become due, (b) files a petition in bankruptcy or a petition to take advantage of any insolvency act, (c) makes an assignment for the benefit of its creditors, (d) is unable to pay its debts as they mature, (e) consents to the appointment of a receiver of itself or of the whole or any substantial part of its property, or (f) files a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof;

              (d) If Tenant, on a petition in bankruptcy filed against it, is adjudicated as bankrupt or a court of competent jurisdiction enters an order or decree appointing, without the consent of Tenant, a receiver of Tenant of the whole or substantially all of its property, or approving a petition filed against it seeking reorganization or arrangement of Tenant under the federal bankruptcy laws or any other applicable law or statute of the United States of America or any state thereof, and such judgment, order or decree is not vacated or set aside or stayed within ninety (90) days from the date of the entry thereof;

              (e) If the estate or interest of Tenant in any Leased Property or any part thereof is levied upon or attached in any proceeding and the same is not vacated or discharged within the later of ninety (90) days after commencement thereof or sixty (60) days after receipt by Tenant of notice thereof from Landlord (unless Tenant is contesting such lien or attachment in accordance with this Agreement);

              (f) Any representation or warranty made by Tenant in this Agreement or in any certificate, demand or request made pursuant hereto proves to be incorrect, in any material respect and any adverse effect on Landlord of any such misrepresentation or breach of warranty has not been corrected to Landlord's satisfaction within ninety (90) days after Tenant becomes aware of, or is notified by the Landlord of the fact of, such misrepresentation or breach of warranty;

              (g) A default by Tenant in any payment of principal or interest on any obligations for borrowed money having a principal balance of Fifteen Million Dollars ($15,000,000) or more in the aggregate (excluding obligations which are limited in recourse to specific property of Tenant provided that such property is not a substantial portion of the assets of Tenant and excluding any debt which is denominated as "subordinated debt") and such default is not discharged within ninety (90) days after written notice thereof is given to Tenant, or in the performance of any other provision contained in any instrument under which any such obligation is created or secured (including the breach of any covenant thereunder), if an effect of such default is that the holder(s) of such obligation cause such obligation to become due prior to its stated maturity and such default is not discharged within ninety (90) days after written notice thereof is given to Tenant; or

              (h) A final, non-appealable judgment or judgments for the payment of money in excess of Five Million Dollars ($5,000,000) in the aggregate not fully covered (excluding deductibles) by insurance is rendered against Tenant and the same remains undischarged, unvacated, unbonded or unstayed for a period of one hundred twenty (120) consecutive days after written notice thereof is given to Tenant.

              (i) Tenant ceases operations at a Leased Property for a period in excess of forty-five (45) days during the Term.

         9.02 Remedies. Landlord may exercise any one or more of the following remedies upon the occurrence of an Event of Default:

              (a) Landlord may terminate this Agreement and exclude Tenant from possession of the Leased Property. If this Agreement is terminated pursuant to the provisions of this subparagraph (a), Tenant will remain liable to Landlord for damages in an amount equal to the Rent and other sums which would have been owing by Tenant hereunder for the balance of the Term if this Agreement had not been so terminated, less the net proceeds, if any, of any re-letting of the subject Leased Property by Landlord subsequent to such termination, after deducting all Landlord's expenses in connection with such re-letting, including without limitation, the expenses set forth in Section 9.02(b)(2) below. Landlord will be entitled to collect such damages from Tenant monthly on the days on which the Rent and other amounts would have been payable hereunder if this Agreement had not been so terminated, and Landlord will be entitled to receive such damages from Tenant on each such day. Alternatively, at the option of Landlord, if this Agreement is so terminated, Landlord will be entitled to recover from Tenant (a) all unpaid Rent then due and payable, and (b) the worth at the time of the award (as hereafter defined) of the Rent which would have been due and payable from the date of termination through the Expiration Date as if this Agreement had not been so terminated. The "worth at the time of award" of the amount referred to in clause (b) is computed at "present value" using New York Prime Rate. For purposes of this Agreement, "New York Prime Rate" shall mean that rate of interest identified as prime or national prime by the Wall Street Journal, or if not published or found, then the rate of interest charged by the American bank with the greatest number of assets on ninety (90) day unsecured notes to its preferred customers. For the purpose of determining unpaid Rent under clause (b), the Rent reserved herein will be deemed to be the sum of the following: (i) the Base Rent computed pursuant to Section 2.01; and
         (ii) the Additional Rent computed pursuant to Section 2.02. Such computation of Additional Rent shall be based on the Additional Rent paid for the Lease Year preceding the date of termination, increased by 4% per year thereafter.

              (b) (1) Without demand or notice, Landlord may re-enter and take possession of the Leased Property or any part of Leased Property; and repossess the Leased Property as of the Landlord's former estate; and expel the Tenant and those claiming through or under Tenant from Leased Property; and, remove the effects of both or either, without being deemed guilty of any manner of trespass and without prejudice to any remedies for arrears of Rent or preceding breach of covenants or conditions. If Landlord elects to re-enter, as provided in this paragraph (b) or if Landlord takes possession of the Leased Property pursuant to legal proceedings or pursuant to any notice provided by law, Landlord may, from time to time, without terminating this Agreement, re-let the Leased Property or any part of the Leased Property, either alone or in conjunction with other portions of the Improvements of which the Leased Property are a part, in Landlord's name but for the account of Tenant, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the Term of this Agreement) and on such terms and conditions (which may include concessions of free rent, and the alteration and repair of the Leased Property) as Landlord, in its uncontrolled discretion, may determine. Landlord may collect and receive the Rents for the Leased Property. Landlord will not be responsible or liable for any failure to re-let such Leased Property, or any part of such Leased Property, or for any failure to collect any Rent due upon such re-letting. No such re-entry or taking possession of such Leased Property by Landlord will be construed as an election on Landlord's part to terminate this Agreement unless a written notice of such intention is given to Tenant. No notice from Landlord hereunder or under a forcible entry and detainer statute or similar law will constitute an election by Landlord to terminate this Agreement unless such notice specifically says so. Landlord reserves the right following any such re-entry or re-letting, or both, to exercise its right to terminate this Agreement giving Tenant such written notice, and, in that event such Lease will terminate as specified in such notice.

                  (2) If Landlord elects to take possession of the Leased Property according to this subparagraph (b) without terminating this Agreement, Tenant will pay Landlord (i) the Rent, Additional Rent and other sums which would be payable under the Lease if such repossession had not occurred, less (ii) the net proceeds, if any, of any re-letting of the Leased Property after deducting all of Landlord's expenses incurred in connection with such re-letting, including without limitation, all repossession costs, brokerage commissions, legal expense, attorneys' fees, expense of employees, alteration, remodeling, repair costs, and expense of preparation for such re-letting.

              (c) Landlord may re-enter the Leased Property and have, repossess and enjoy the Leased Property as if the Leased Property were not subject to the terms hereof, and in such event, Tenant and its successors and assigns shall remain liable for any contingent or unliquidated obligations or sums owing at the time of such repossession.

              (d) Landlord may take whatever action at law or in equity as may appear necessary or desirable to collect the Rent and other amounts payable hereunder then due and thereafter to become due, or to enforce performance and observance of any obligations, agreements or covenants of Tenant hereunder.

         9.03 Right of Set-Off. Landlord may, and is hereby authorized by Tenant, at any time and from time to time, after advance notice to Tenant, to set-off and apply any and all sums held by Landlord, including all sums held in any escrow for Impositions, any indebtedness of Landlord to Tenant, and any claims by Tenant against Landlord, against any obligations of Tenant under this Agreement and against any claims by Landlord against Tenant, whether or not Landlord has exercised any other remedies hereunder. The rights of Landlord under this Section are in addition to any other rights and remedies Landlord may have against Tenant.

         9.04 Performance of Tenant's Covenants. Landlord may perform any obligation of Tenant which Tenant has failed to perform within two (2) days after Landlord has sent a written notice to Tenant informing it of its specific failure (provided no such notice shall be required if Landlord has previously notified Tenant of such failure under the provisions of Section 9.01). Tenant shall reimburse Landlord on demand, as Additional Rent, for any expenditures thus incurred by Landlord and shall pay interest thereon at the New York Prime Rate (as herein defined).

         9.05 Late Charge. Any payment not made by Tenant for more than ten (10) days after the due date shall be subject to a late charge payable by Tenant as Rent of three percent (3%) of the amount of such overdue payment.

         9.06 Litigation; Attorneys' Fees. Within ten (10) days after Tenant has knowledge of any litigation or other proceeding that may be instituted against Tenant, against any Leased Property to secure or recover possession thereof, or that may affect the title to or the interest of Landlord in such Leased Property, Tenant shall give written notice thereof to Landlord. Within thirty
(30) days of Landlord's presentation of an invoice, Tenant shall pay all reasonable costs and expenses incurred by Landlord in enforcing or preserving Landlord's rights under this Agreement, whether or not an Event of Default has actually occurred or has been declared and thereafter cured, including without limitation, (i) the fees, expenses, and costs of any litigation, receivership, administrative, bankruptcy, insolvency or other similar proceeding; (ii) reasonable attorney, paralegal, consulting and witness fees and disbursements; and (iii) the expenses, including without limitation, lodging, meals, and transportation, of Landlord and its employees, agents, attorneys, and witnesses in preparing for litigation, administrative, bankruptcy, insolvency or other similar proceedings and attendance at hearings, depositions, and trials in connection therewith. All such costs, charges and fees as incurred shall be deemed to be Additional Rent under this Agreement.

         9.07 Remedies Cumulative. The remedies of Landlord herein are cumulative to and not in lieu of any other remedies available to Landlord at law or in equity. The use of any one remedy shall not be taken to exclude or waive the right to use any other remedy.

         9.08 Escrows and Application of Payments. As security for the performance of its obligations hereunder, Tenant hereby assigns to Landlord all its right, title and interest in and to all monies escrowed with Landlord under this Agreement and all deposits with utility companies, taxing authorities, and insurance companies; provided, however, that Landlord shall not exercise its rights hereunder until an Event of Default has occurred. Any payments received by Landlord under any provisions of this Agreement during the existence, or continuance of an Event of Default shall be applied to Tenant's obligations in the order which Landlord may determine.

         9.09 Power of Attorney. Tenant hereby irrevocably and unconditionally appoints Landlord, or Landlord's authorized officer, agent, employee or designee, as Tenant's true and lawful attorney-in-fact, to act, after an Event of Default, for Tenant in Tenant's name, place, and stead, and for Tenant's and Landlord's use and benefit, to execute, deliver and file all applications and any and all other necessary documents or things, to effect a transfer, reinstatement, renewal and/or extension of any and all licenses and other governmental authorizations issued to Tenant in connection with Tenant's operation of any Leased Property, and to do any and all other acts incidental to any of the foregoing. Tenant irrevocably and unconditionally grants to Landlord as its attorney-in-fact full power and authority to do and perform, after an Event of Default, every act necessary and proper to be done in the exercise of any of the foregoing powers as fully as Tenant might or could do if personally present or acting, with full power of substitution, hereby ratifying and confirming all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and is irrevocable prior to the full performance of the Tenant's obligations under this Agreement.

                                    ARTICLE X

                             DAMAGE AND DESTRUCTION

         10.01 General. Tenant shall notify Landlord if any of the Leased Property is damaged or destroyed by reason of fire or any other cause. Tenant shall promptly repair, rebuild, or restore the Leased Property, at Tenant's expense, so as to make the Leased Property at least equal in value to the Leased Property existing immediately prior to such occurrence and as nearly similar to it in character as is practicable and reasonable. Before beginning such repairs or rebuilding, or letting any contracts in connection with such repairs or rebuilding, Tenant will submit for Landlord's approval, which approval Landlord will not unreasonably withhold or delay, complete and detailed plans and specifications for such repairs or rebuilding. Promptly after receiving

Landlord's approval of the plans and specifications, Tenant will begin such repairs or rebuilding and will prosecute the repairs and rebuilding to completion with diligence, subject, however, to strikes, lockouts, acts of God, embargoes, governmental restrictions, and other causes beyond Tenant's reasonable control. Landlord will make available to Tenant the net proceeds of any fire or other casualty insurance paid to Landlord for such repair or rebuilding as the same progresses, after deduction of any costs of collection, including attorneys' fees. Payment will be made against properly certified vouchers of a competent architect in charge of the work and approved by Landlord. Prior to commencing the repairing or rebuilding, Tenant shall deliver to Landlord for Landlord's approval a schedule setting forth the estimated monthly draws for such work. Landlord will contribute to such payments out of the insurance proceeds an amount equal to the proportion that the total net amount received by Landlord from insurers bears to the total estimated cost of the rebuilding or repairing, multiplied by the payment by Tenant on account of such work. Landlord may, however, withhold ten percent (10%) from each payment until (i) the work of repairing or rebuilding is completed and proof has been furnished to Landlord that no lien or liability has attached or will attach to the Leased Property or to Landlord in connection with such repairing or rebuilding, (ii) Tenant has obtained a certificate of use and occupancy (or its functional equivalent) for the portion of the Leased Premises repaired or rebuilt and (iii) if Tenant has an agreement with any governmental authority for the detention of inmates at such Leased Property which requires such governmental authority to approve such repairs or rebuilding, such approval shall have been obtained. Upon the completion of rebuilding or repairing and the furnishing of such proof, the balance of the net proceeds of such insurance payable to Tenant on account of such repairing or rebuilding will be paid to Tenant. Tenant will obtain and deliver to Landlord a temporary or final certificate of occupancy before the Leased Property is reoccupied for any purpose. Tenant shall complete such repairs or rebuilding free and clear of mechanic's or other liens, and in accordance with the building codes and all applicable laws, ordinances, regulations, or orders of any state, municipal, or other public authority affecting the repairs or rebuilding, and also in accordance with all requirements of the insurance rating organization, or similar body. Any remaining proceeds of insurance after such restoration will be Tenant's property.

         10.02 Landlord's Inspection. During the progress of such repairs or rebuilding, Landlord and its architects and engineers may, from time to time, inspect the Leased Property and will be furnished, if required by them, with copies of all plans, shop drawings, and specifications relating to such repairs or rebuilding. Tenant will keep all plans, shop drawings, and specifications available, and Landlord and its architects and engineers may examine them at all reasonable times. If, during such repairs or rebuilding, Landlord and its architects and engineers determine that the repairs or rebuilding are not being done in accordance with the approved plans and specifications, Landlord will give prompt notice in writing to Tenant, specifying in detail the particular deficiency, omission, or other respect in which Landlord claims such repairs or rebuilding do not accord with the approved plans and specifications. Upon the receipt of any such notice, Tenant will cause corrections to be made to any deficiencies, omissions, or such other respect. Tenant's obligations to supply insurance, according to Article IV, will be applicable to any repairs or rebuilding under this Section.

         10.03 Landlord's Costs. Tenant shall, within thirty (30) days after receipt of an invoice from Landlord, pay the reasonable costs, expenses, and fees of any architect or engineer employed by Landlord to review any plans and specifications and to supervise and approve any construction, or for any services rendered by such architect or engineer to Landlord as contemplated by any of the provisions of this Agreement, or for any services performed by Landlord's attorneys in connection therewith; provided, however, that Landlord will consult with Tenant and notify Tenant of the estimated amount of such expenses.

         10.04 Substantial Damage During Lease Term. Provided Tenant has fully complied with Section 4.01 hereof (including actually maintaining in effect rental value insurance or business interruption insurance provided for in clause
(c) thereof) and has satisfied the conditions of the last sentence of this
Section 10.04, if, at any time during the Term hereof, the Leased Property is so damaged by fire or otherwise that more than fifty percent (50%) of the correctional or detention facility at the Leased Property is rendered unusable, Tenant may, within thirty (30) days after such damage, give notice of its election to terminate this Agreement as it relates to the particular Leased Property and, subject to the further provisions of this Section, this Agreement shall be so terminated as of the tenth (10th) day after the delivery of such notice. If this Agreement is so terminated, Tenant will have no obligation to repair, rebuild or replace the Leased Property, and the entire insurance proceeds will belong to Landlord. If this Agreement is not so terminated, Tenant shall rebuild the Leased Property in accordance with Section 10.01. If Tenant elects to terminate this Agreement pursuant to this Section 10.04, Tenant will pay (or cause to be paid) to Landlord, an amount equal to the difference between the amount of all insurance proceeds received by Landlord, and the net book value of such Leased Property as shown in Landlord's financial statements as of the date of such termination.

         10.05 Mortgages. Notwithstanding anything to the contrary herein (other than the provisions of Section 14.21 hereof), if the Leased Property, or any part thereof is subject to any mortgage placed upon it by Landlord, then all insurance proceeds shall be applied in manner required pursuant to such mortgage. The provisions of Section 10.01 hereof requiring Landlord to make certain insurance proceeds available to Tenant for the repair or restoration of the Leased Property shall apply only to the extent permitted pursuant to the terms of any such mortgage.

                                   ARTICLE XI

                                  CONDEMNATION

         11.01 Total Taking. If at any time during the Term any Leased Property is totally and permanently taken by right of eminent domain or by conveyance made in response to the threat of the exercise of such right ("Condemnation"), this Agreement shall terminate as to such Leased Property on the Date of Taking (which shall mean the date the condemning authority has the right to possession of the property being condemned), and Tenant shall promptly pay all outstanding rent and other charges through the date of termination, provided, however this Agreement shall not so terminate if the Condemnation occurred due to the failure of Tenant to maintain the Leased Property as required by Article VII of this Agreement or other applicable provision of this Agreement, whether or not such failure on the part of Tenant constituted an Event of Default hereunder at the time of the Condemnation.

         11.02 Partial Taking. If a portion of any Leased Property is taken by Condemnation, this Agreement shall remain in effect as to such Leased Property if such Leased Property is not thereby rendered Unsuitable for its Primary Intended Use (which shall mean that the Leased Property is in such a state or condition such that in the good faith judgment of Tenant, reasonably exercised, the Leased Property cannot be operated on a commercially practicable basis as a correctional or detention facility), but if such Leased Property is thereby rendered Unsuitable for its Primary Intended Use, this Agreement shall terminate as to such Leased Property on the Date of Taking, provided such Condemnation was not as a result of Tenant's failure to maintain the Leased Property as provided for in Section 11.01.

         11.03 Restoration. If there is a partial taking of any Leased Property and this Agreement remains in full force and effect as to such Leased Property pursuant to Section 11.02, Landlord shall furnish to Tenant the amount of the Award payable to Landlord, as provided herein, in order for Tenant to accomplish all necessary restoration. If Tenant receives an Award under Section 11.05, Tenant shall repair or restore any Tenant Improvements up to but not exceeding the amount of the Award payable to Tenant therefor. Before beginning such restoration, or letting any contracts in connection with such restoration, Tenant will submit for Landlord's approval, which approval Landlord will not unreasonably withhold or delay, complete and detailed plans and specifications for such restoration. Promptly after receiving Landlord's approval of the plans and specifications, Tenant will begin such restoration and will prosecute the repairs and rebuilding to completion with diligence, subject, however, to strikes, lockouts, acts of God, embargoes, governmental restrictions, and other causes beyond Tenant's reasonable control. Landlord will make available to Tenant the net proceeds of any Award paid to Landlord for such restoration, after deduction of any costs of collection, including attorneys' fees. Payment will be made against properly certified vouchers of a competent architect in charge of the work and approved by Landlord. Prior to commencing the restoration, Tenant shall deliver to Landlord for Landlord's approval a schedule setting forth the estimated monthly draws for such work. Landlord may, however, withhold ten percent (10%) from each payment until the work of restoration is completed and proof has been furnished to Landlord that no lien or liability has attached or will attach to the Leased Property or to Landlord in connection with such restoration. Upon the completion of restoration and the furnishing of such proof, the balance of the Award will be paid to Tenant. Tenant will obtain and deliver to Landlord a temporary or final certificate of occupancy before the Leased Property is reoccupied for any purpose. Tenant shall complete such restoration free and clear of mechanic's or other liens, and in accordance with the building codes and all applicable laws, ordinances, regulations, or orders of any state, municipal, or other public authority affecting the restoration, and also in accordance with all requirements of the insurance rating organization, or similar body. Any remaining proceeds of the Award after such restoration will be Tenant's property.

         11.04 Landlord's Inspection. During the progress of such restoration, Landlord and its architects and engineers may, from time to time, inspect the Leased Property and will be furnished, if required by them, with copies of all plans, shop drawings, and specifications relating to such restoration. Tenant will keep all plans, shop drawings, and specifications available, and Landlord and its architects and engineers may examine them at all reasonable times. If, during such restoration, Landlord and its architects and engineers determine that the restoration is not being done in accordance with the approved plans and specifications, Landlord will give prompt notice in writing to Tenant, specifying in detail the particular deficiency, omission, or other respect in which Landlord claims such restoration does not accord with the approved plans and specifications. Upon the receipt of any such notice, Tenant will cause corrections to be made to any deficiencies, omissions, or such other respect. Tenant's obligations to supply insurance, according to Article IV, will be applicable to any restoration under this Section.

         11.05 Award Distribution. The entire compensation, sums or anything of value awarded, paid or received on a total or partial Condemnation (the "Award") shall belong to and be paid to Landlord, except that, subject to the rights of any mortgagee of Tenant, Tenant shall be entitled to receive from the Award, if and to the extent such Award specifically includes such items, a sum attributable to the value, if any, of: (i) any Tenant Improvements, and (ii) the leasehold interest of Tenant hereunder; provided, however, that if the amount received by Landlord and said mortgagee is less than the Condemnation Threshold (which shall mean, as of any given date, an amount equal to the net book value of such Leased Property as shown on the financial statements of Landlord as of the date of the Condemnation), then the amount of the Award otherwise payable to Tenant for the value of its leasehold interest under this Agreement (and not any other funds of Tenant) shall instead be paid over to Landlord up to the amount of the shortfall.

         11.06 Temporary Taking. The taking of any Leased Property, or any part thereof, by military or other public authority shall constitute a taking by Condemnation only when the use and occupancy by the taking authority has continued for longer than six (6) months. During any such six (6) month period, which shall be a temporary taking, all the provisions hereof shall remain in full force and effect with no abatement of rent payable by Tenant hereunder. In the event of any such temporary taking, the entire amount of any such Award made for such temporary taking allocable to the Term hereof, whether paid by way of damages, rent or otherwise, shall be paid to Tenant.

         11.07 Mortgages. Notwithstanding anything to the contrary herein (other than the provisions of Section 14.21 hereof), if the Leased Property or any part thereof is subject to any mortgage placed upon it by Landlord, then all condemnation proceeds shall be applied in the manner required pursuant to such mortgage. The provisions of Section 11.03 hereof requiring Landlord to make certain condemnation proceeds available to Tenant for the restoration of the Leased Property shall apply only to the extent permitted pursuant to the terms of any such mortgage.

                                   ARTICLE XII

                      ASSIGNMENT AND SUBLETTING; ATTORNMENT

         12.01 Prohibition Against Subletting and Assignment. Subject to Section 12.03, Tenant shall not, without the prior written consent of Landlord (which consent Landlord may grant or withhold in its sole and absolute discretion), assign, sublease, mortgage, pledge, hypothecate, encumber or otherwise transfer this Agreement or any interest herein, or all or any part of the Leased Property, or suffer or permit any lease or the leasehold estate created thereby or any other rights arising under any lease to be assigned, transferred, mortgaged, pledged, hypothecated or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law. No assignment shall in any way impair the continuing primary liability of Tenant hereunder. For purposes of this Section 12.01, an assignment of any Lease shall be deemed to include any Change of Control of Tenant, as if such Change of Control were an assignment of the Lease.

         An "Affiliate" shall mean any Person directly or indirectly controlling, controlled by, or under common control with that Person.

         A "Person" shall mean and include natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts, Indian tribes or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

         12.02 Changes of Control. A Change of Control requiring the consent of Landlord shall mean:

              (a) the issuance and/or sale by Tenant or the sale by any stockholder of Tenant of a Controlling (which shall mean, as applied to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise) interest in Tenant to a Person other than an Affiliate of Tenant, other than in either case a distribution to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended (a "Registered Offering");

              (b) the sale, conveyance or other transfer of all or substantially all of the assets of Tenant (whether by operation of law or otherwise); or

              (c) any transaction pursuant to which Tenant is merged with or consolidated into another entity (other than an entity owned and Controlled by an Affiliate of Tenant), and Tenant is not the surviving entity.

         12.03 Operating/Service Agreements.

         12.03.01 Permitted Agreements. Tenant shall, without Landlord's prior approval, be permitted to enter into certain operating/service agreements for portions of any Leased Property to various licensees in connection with Tenant's operation of correctional or detention facilities as is customarily associated with or incidental to the operation of such Leased Property, which agreements may be in the nature of a sublease agreement.

         12.03.02 Terms of Agreements. Each operating/service agreement concerning any of the Leased Property shall be subject and subordinate to the provisions hereof. No agreement made as permitted by Section 12.02.01 shall affect or reduce any of the obligations of Tenant hereunder, and all such obligations shall continue in full force and effect as if no agreement had been made. No agreement shall impose any additional obligations on Landlord hereunder.

         12.03.03 Copies. Tenant shall, within ten (10) days after the execution and delivery of any operating/service agreement permitted by Section 12.02.01, deliver a duplicate original thereof to Landlord.

         12.03.04 Assignment of Rights in Agreements. As security for performance of its obligations hereunder, Tenant hereby grants, conveys and assigns to Landlord all right, title and interest of Tenant in and to all operating/service agreements now in existence or hereinafter entered into for any or all of the applicable Leased Property, and all extensions, modifications and renewals thereof and all rents, issues and profits therefrom, to the extent the same are assignable by Tenant. Landlord hereby grants to Tenant a license to collect and enjoy all rents and other sums of money payable under any such agreement concerning any of such Leased Property; provided, however, that Landlord shall have the absolute right at any time after the occurrence and continuance of an Event of Default upon notice to Tenant and any vendors or licensees to revoke said license and to collect such rents and sums of money and to retain the same. Tenant shall not (i) after the occurrence and continuance of an Event of Default, consent to, cause or allow any material modification or alteration of any of the terms, conditions or covenants of any of the agreements or the termination thereof, without the prior written approval of Landlord nor
(ii) accept any rents (other than customary security deposits) more than ninety
(90) days in advance of the accrual thereof nor permit anything to be done, the doing of which, nor omit or refrain from doing anything, the omission of which, will or could be a breach of or default in the terms of any of the agreements.

         12.03.05 Licenses, Etc. For purposes of Section 12.02, the operating/service agreements shall mean any licenses, concession arrangements, or other arrangements relating to the possession or use of all or any part of any Leased Property but specifically excluding any management agreement, facility operating agreement or other agreement for the housing or detention of inmates.

         12.04 Assignment. No assignment shall in any way impair the continuing primary liability of Tenant hereunder, and no consent to any assignment in a particular instance shall be deemed to be a waiver of the prohibition set forth in Article XII. Any assignment shall be solely of Tenant's entire interest herein as it relates to the subject Leased Property. Any assignment or other transfer of all or any portion of Tenant's interest in this Agreement in contravention of Article XII shall be voidable at Landlord's option.

         12.05 Attornment. Tenant shall insert in each sublease permitted under
Section 12.02.01 provisions to the effect that (a) such sublease is subject and subordinate to all of the terms and provisions of this Agreement and to the rights of Landlord hereunder, (b) in the event this Agreement shall terminate as to the subject Leased Property before the expiration of such sublease, the sublessee thereunder will, at Landlords' option, attorn to Landlord and waive any right the sublessee may have to terminate the sublease or to surrender possession thereunder, as a result of such termination of this Agreement, and
(c) in the event the sublessee receives a written notice from Landlord or Landlord's assignees, if any, stating that Tenant is in default hereunder, the sublessee shall thereafter be obligated to pay all rentals accruing under said sublease directly to the party giving such notice, or as such party may direct. All rentals received from the sublessee by Landlord or Landlord's assignees, if any, as the case may be, shall be credit against the amounts owing by Tenant hereunder.

                                  ARTICLE XIII

                         QUIET ENJOYMENT, SUBORDINATION,
                        ATTORNMENT, ESTOPPEL CERTIFICATES

         13.01 Quiet Enjoyment. So long as Tenant performs all of its obligations under this Agreement, Tenant's possession of the Leased Property will not be disturbed by or through Landlord.

         13.02 Landlord Mortgages; Subordination. Subject to Section 13.03, without the consent of Tenant, Landlord may, from time to time, directly or indirectly, create or otherwise cause to exist any lien, encumbrance or title retention agreement on the Leased Properties, or any portion thereof or any interest therein, whether to secure any borrowing or other means of financing or refinancing. Except as set forth in Section 14.21 hereof, this Agreement and Tenant's rights hereunder are subordinate to any ground lease or underlying lease, mortgage, deed of trust, or other lien against any Leased Property, together with any renewal, consolidation, extension, modification or replacement thereof, which now or at any subsequent time affects any Leased Property or any interest of Landlord in any Leased Property, except to the extent that any such instrument expressly provides that this Agreement is superior. This provision will be self-operative, and no further instrument or subordination will be required in order to effect it. However, Tenant shall execute, acknowledge and deliver to Landlord, at any time and from time to time upon demand by Landlord, such documents as may be requested by Landlord or any mortgagee or any holder of any mortgage or other instrument described in this Section, to confirm or effect any such subordination. If Tenant fails or refuses to execute, acknowledge, and deliver any such document within twenty (20) days after written demand, Landlord may execute, acknowledge and deliver any such document on behalf of Tenant as Tenant's attorney-in-fact.

Tenant hereby constitutes and irrevocably appoints Landlord, its successors and assigns, as Tenant's attorney-in-fact to execute, acknowledge, and deliver on behalf of Tenant any documents described in this Section. This power of attorney is coupled with an interest and is irrevocable.

         13.03 Attornment; Non-Disturbance. If any holder of any mortgage, indenture, deed of trust, or other similar instrument described in Section 13.02 succeeds to Landlord's interest in any Leased Property, Tenant will pay to such holder all Rent for such Leased Property subsequently payable hereunder. Tenant shall, upon request of anyone succeeding to the interest of Landlord, automatically become the tenant of, and attorn to, such successor in interest without changing this Agreement. The successor in interest will not be bound by
(i) any payment of Rent for more than one (1) month in advance; (ii) any amendment or modification of this Agreement made without its written consent;
(iii) any claim against Landlord arising prior to the date on which the successor succeeded to Landlord's interest; or (iv) any claim or offset of Rent against the Landlord. Landlord and Tenant shall not enter into any modification or amendment of this Agreement without the prior written consent of such holder. Upon request by Landlord or such successor in interest and without cost to Landlord or such successor in interest, Tenant will execute, acknowledge and deliver an instrument or instruments confirming the attornment. If Tenant fails or refuses to execute, acknowledge and deliver any such instrument within twenty
(20) days after written demand, then Landlord or such successor in interest will be entitled to execute, acknowledge, and deliver any document on behalf of Tenant as Tenant's attorney-in-fact. Tenant hereby constitutes and irrevocably appoints Landlord, its successors and assigns, as Tenant's attorney-in-fact to execute, acknowledge, and deliver on behalf of Tenant any such document. This power of attorney is coupled with an interest and is irrevocable.

         Landlord shall use reasonable efforts to obtain a non-disturbance agreement from any such party referred to above which provides that in the event such party succeeds to Landlord's interest hereunder and provided that if such non-disturbance agreement has been obtained and no Event of Default by Tenant exists, such party will not disturb Tenant's possession, use or occupancy of the Leased Property.

         13.04 Estoppel Certificates. At the request of Landlord or any mortgagee or purchaser of any Leased Property, Tenant shall execute, acknowledge, and deliver an estoppel certificate, in recordable form, in favor of Landlord or any mortgagee or purchaser of such Leased Property certifying the following: (i) that this Agreement is unmodified and in full force and effect, or if there have been modifications that the same is in full force and effect as modified and stating the modifications; (ii) the date to which Rent and other charges have been paid; (iii) that neither Tenant nor Landlord is in default nor is there any fact or condition which, with notice or lapse of time, or both, would constitute a default, if that be the case, or specifying any existing default; (iv) that Tenant has accepted and occupies such Leased Property; (v) that Tenant has no defenses, set-offs, deductions, credits, or counterclaims against Landlord, if that be the case, or specifying such that exist; (vi) that the Landlord has no outstanding construction or repair obligations; and (vii) such other information as may reasonably be requested by Landlord or any mortgagee or purchaser. Any purchaser or mortgagee may rely on this estoppel certificate. If

Tenant fails to deliver the estoppel certificates to Landlord within ten (10) days after the request of the Landlord, then Tenant shall be deemed to have certified that (a) this Agreement is in full force and effect and has not been modified, or that this Agreement has been modified as set forth in the certificate delivered to Tenant; (b) Tenant has not prepaid any Rent or other charges except for the current month; (c) Tenant has accepted and occupies such Leased Property; (d) neither Tenant nor Landlord is in default nor is there any fact or condition which, with notice or lapse of time, or both, would constitute a default; (e) Landlord has no outstanding construction or repair obligation; and (f) Tenant has no defenses, set-offs, deductions, credits, or counterclaims against Landlord. Tenant hereby irrevocably appoints Landlord as Tenant's attorney-in-fact to execute, acknowledge and deliver on Tenant's behalf any estoppel certificate which Tenant does not object to within twenty (20) days after Landlord sends the certificate to Tenant. This power of attorney is coupled with an interest and is irrevocable.

         13.05 Performance by Lender. Tenant acknowledges and agrees that the holder or beneficiary of a mortgage, indenture, deed of trust or similar instrument described in Section 13.02 hereof, may perform, but shall not be required to perform, any of the obligations of Landlord hereunder, and Tenant agrees to accept performance by any such holder or beneficiary as fully as though performed by Landlord.

                                   ARTICLE XIV

                                  MISCELLANEOUS

         14.01 Notices. Landlord and Tenant hereby agree that all notices, demands, requests, and consents (hereinafter "Notices") required to be given pursuant to the terms of this Agreement shall be in writing and shall be addressed as follows:

If to Landlord:            Corrections Corporation of America
                                       10 Burton Hills Boulevard
                                       Nashville, Tennessee 37215
                                       Attention: President

With a copy to:                        Lehman Commercial Paper, Inc.
                                       3 World Financial Center
                                       New York, New York 10285
                                       Attention: Andrew Keith

And to:                                Latham & Watkins
                                       885 Third Avenue
                                       New York, New York 10022
                                       Attention: Christopher R. Plaut

If to Tenant:                          CCA of Tennessee, Inc.
                                       10 Burton Hills Boulevard
                                       Nashville, Tennessee 37215
                                       Attention: President

In each case, with a copy to:          Stokes Bartholomew Evans & Petree, P.A.
                                       424 Church Street, Suite 2800
                                       Nashville, Tennessee 37219
                                       Attention: Elizabeth E. Moore

and shall be served by (i) personal delivery, (ii) certified mail, return receipt requested, postage prepaid, or (iii) nationally recognized overnight courier. All notices shall be deemed to be given upon the earlier of actual receipt or three (3) days after mailing, or one (1) business day after deposit with the overnight courier. Any Notices meeting the requirements of this Section shall be effective, regardless of whether or not actually received. Landlord or Tenant may change its notice address at any time by giving the other party Notice of such change.

         14.02 Advertisement of Leased Property. In the event the parties hereto have not executed a renewal of this Agreement as to any Leased Property within one (1) year prior to the expiration of the Term, then Landlord or its agent shall have the right to enter such Leased Property at all reasonable times for the purpose of exhibiting such Leased Property to others and to place upon such Leased Property for and during the period commencing two hundred ten (210) days prior to the expiration of the Term "for sale" or "for rent" notices or signs.

         14.03 Landlord's Access. Landlord and Landlord's lenders shall have the right to enter upon the Leased Property, upon reasonable prior notice to Tenant, for purposes of inspecting the same and assuring Tenant's compliance with this Agreement provided, any such entry by Landlord and Landlord's lenders or shall be subject to all rules, guidelines and procedures prescribed by Tenant in connection therewith. Landlord shall not be allowed entry to the Leased Premises unless accompanied by such of Tenant's personnel as Tenant shall require.

         14.04 Entire Agreement. This Agreement contains the entire agreement between Landlord and Tenant with respect to the subject matter hereof. No representations, warranties, and agreements have been made by Landlord except as set forth in this Agreement.

         14.05 Severability. If any term or provision of this Agreement is held or deemed by Landlord to be invalid or unenforceable, such holding shall not affect the remainder of this Agreement and the same shall remain in full force and effect, unless such holding substantially deprives Tenant of the use of the Leased Property or Landlord of the Rents therefor, in which event this Agreement as it relates to such Leased Property shall forthwith terminate as if by expiration of the Term.

         14.06 Captions and Headings. The captions and headings are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.

         14.07 Governing Law. This Agreement shall be construed under the laws of the State of Tennessee.

         14.08 Memorandum of Lease. Landlord and Tenant agree that a record of this Agreement may be recorded by either party in a memorandum of lease approved by Landlord and Tenant with respect to each Leased Property.

         14.09 Waiver. No waiver by Landlord of any condition or covenant herein contained, or of any breach of any such condition or covenant, shall be held or take to be a waiver of any subsequent breach of such covenant or condition, or to permit or excuse its continuance or any future breach thereof or of any condition or covenant, nor shall the acceptance of Rent by Landlord at any time when Tenant is in default in the performance or observance of any condition or covenant herein be construed as a waiver of such default, or of Landlord's right to terminate this Agreement or exercise any other remedy granted herein on account of such existing default.

         14.10 Binding Effect. This Agreement will be binding upon and inure to the benefit of the heirs, successors, personal representatives, and permitted assigns of Landlord and Tenant.

         14.11 Authority. The persons executing this Agreement on behalf of Tenant warrant that (i) Tenant has the power and authority to enter into this Agreement; (ii) Tenant is qualified to do business in the state in which the Leased Property is located; and (iii) they are authorized to execute this Agreement on behalf of Tenant. Tenant shall, at the request of Landlord, provide evidence satisfactory to Landlord confirming these representation.

         14.12 Transfer of Permits, Etc. Upon the expiration or earlier termination of the Term hereof, Tenant shall, at the option of Landlord, transfer to and relinquish to Landlord or Landlord's nominee and to cooperate with Landlord or Landlords' nominee in connection with the processing by Landlord or such nominee of all licenses, operating permits, and other governmental authorization and all contracts, including without limitation, the correctional or detention facility license, and any other contracts with governmental or quasi-governmental entities which may be necessary or appropriate for the operation by Landlord or such nominee of the subject Leased Property for the purposes of operating a correctional or detention facility; provided that the costs and expenses of any such transfer or the processing of any such application shall be paid by Landlord or Landlord's nominee; and provided further that any management agreement, facility operating agreement or other agreement for the housing or detention of inmates shall be expressly excluded. Any such permits, licenses, certificates and contracts which are held in Landlord's name now or at the termination hereof shall remain the property of Landlord. To the extent permitted by law, Tenant hereby irrevocably appoints Landlord, its successors and assigns and any nominee or nominees specifically designated by

Landlord or any successor or assign as Tenant's attorney-in-fact to execute, acknowledge, deliver and file all documents appropriate to such transfer or processing of any such application on behalf of Tenant; this power of attorney is coupled with an interest and is irrevocable.

         14.13 Modification. This Agreement may only be modified by a writing signed by both Landlord and Tenant.

         14.14 Incorporation by Reference. All schedules and exhibits referred to in this Agreement are incorporated into this Agreement.

         14.15 No Merger. The surrender of this Agreement by Tenant or the cancellation of this Agreement by agreement of Tenant and Landlord or the termination of this Agreement on account of Tenant's default will not work a merger, and will, at Landlord's option, terminate any subleases or operate as an assignment to Landlord of any subleases. Landlord's option under this paragraph will be exercised by notice to Tenant and all known subtenants of any applicable Leased Property.

         14.16 Laches. No delay or omission by either party hereto to exercise any right or power accruing upon any noncompliance or default by the other party with respect to any of the terms hereof shall impair any such right or power or be construed to be a waiver thereof.

         14.17 Waiver of Jury Trial. To the extent that there is any claim by one party against the other that is not to be settled by arbitration as provided in Article XIII hereof, Landlord and Tenant waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other on all matters arising out of this Agreement or the use and occupancy of the Leased Property (except claims for personal injury or property damage). If Landlord commences any summary proceeding for nonpayment of Rent, Tenant will not interpose, and waives the right to interpose, any counterclaim in any such proceeding.

         14.18 Permitted Contests. Tenant, on its own or on Landlord's behalf (or in Landlord's name), but at Tenant's expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Imposition or any legal requirement or insurance requirement or any lien, attachment, levy, encumbrance, charge or claim provided that (i) in the case of an unpaid Imposition, lien, attachment, levy, encumbrance, charge or claim, the commencement and continuation of such proceedings shall suspend the collection thereof from Landlord and from the Leased Property; (ii) neither the Leased Property nor any Rent therefrom nor any part thereof or interest therein would be in any immediate danger of being sold, forfeited, attached or lost; (iii) in the case of a legal requirement, Landlord would not be in any immediate danger of civil or criminal liability for failure to comply therewith pending the outcome of such proceedings; (iv) in the event that any such contest shall involve a sum of money or potential loss in excess of Fifty Thousand Dollars ($50,000.00), Tenant shall deliver to Landlord and its counsel an opinion of Tenant's counsel to the effect set forth in clauses (i), (ii) and (iii), to the extent applicable; (v) in the case of a legal requirement and/or an Imposition, lien, encumbrance, or charge, Tenant shall give such reasonable security as may be demanded by Landlord to insure ultimate payment of the same and to prevent any sale or forfeiture of the affected Leased Property or the Rent by reason of such nonpayment or noncompliance; provided, however, the provisions of this Section shall not be construed to permit Tenant to contest the payment of Rent (except as to contests concerning the method of computation or the basis of levy of any Imposition or the basis for the assertion of any other claim) or any other sums payable by Tenant to Landlord hereunder; (vi) in the case of an insurance requirement, the coverage required by Article IV shall be maintained; and (vii) if such contest be finally resolved against Landlord or Tenant, Tenant shall, as Additional Rent due hereunder, promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, or comply with the applicable legal requirement or insurance requirement. Landlord, at Tenant's expense, shall execute and deliver to Tenant such authorizations and other documents as may be reasonably required in any such contest, and, if reasonably requested by Tenant or if Landlord so desires, Landlord shall join as a party therein. Tenant hereby agrees to indemnify and save Landlord harmless from and against any liability, cost or expense of any kind that may be imposed upon Landlord in connection with any such contest and any loss resulting therefrom.

         14.19 Construction of Lease. This Agreement has been reviewed by Landlord and Tenant and their respective professional advisors. Landlord, Tenant, and their advisors believe that this Agreement is the product of all their efforts, that they express their agreement, and agree that they shall not be interpreted in favor of either Landlord or Tenant or against either Landlord or Tenant merely because of any party's efforts in preparing such documents.

         14.20 Limitations of Landlord's Liability. Tenant agrees to look solely to Landlord's equity interest in the Leased Property for the recovery of any monetary judgment against Landlord, it being agreed that Landlord (and its officers, directors and shareholders) shall never be reasonably liable for any such judgment.

         14.21 Additional Provisions Relating to Particular Facilities. (a) EDEN DETENTION CENTER. The following additional provisions apply with respect to the Eden Detention Center located in Eden, Concho County, Texas (the "Eden Detention Center"):

         (i) Leased Property. The Personal Property comprising the Leased Property with respect to the Eden Detention Center will also include all those items of personal property described on Exhibit _____, attached hereto and made a part hereof, and all renewals or replacements thereof. The government surplus property described on Exhibit _____, attached hereto and made a part hereof, which is located at the Eden Detention Center, is not owned by Landlord but is on loan as part of the U.S. Government Surplus Program. Tenant agrees to assume the control of said property and be fully responsible for all care and obligations in connection therewith during the Term of this Agreement.

         (ii) Subordination. This Agreement with respect to the Eden Detention Center is subject and subordinate to the terms and provisions of that certain U.S. Government Lease for

Real Property (Short Form Lease), Lease Number GS-07B-14594 (the "USA Lease"), between Landlord, as successor by merger, and the United States of America ("USA"), as the same may be amended, modified, supplemented or replaced from time to time; a copy of which has been delivered to Tenant and Tenant hereby acknowledges receipt thereof.

         (iii) Consent to Subletting. To the extent, if any, required under
Article XII of the Agreement, Landlord consents to the subletting of all or any portion of the Eden Detention Center by Tenant to the City of Eden, Texas (the "City"), as the same may be amended, modified, supplemented or replaced from time to time, and/or as may otherwise be reasonable, necessary or desirable in connection with that certain Intergovernmental Agreement, Contract Number 010-9, between the City and the U.S. Department of Justice, Federal Bureau of Prisons, as the same may be amended, modified, supplemented or replaced from time to time, and/or any other agreements with any other governmental entities which may contract with the City to transfer their inmates for incarceration in the Eden Detention Center.

         (iv) Additional Defaults and Remedies. In addition to the Events of Default set forth in this Agreement, it shall also be an Event of Default under this Agreement in the event that certain Residential Services Agreement, dated as of April 15, 1999, between Tenant and the City, as the same may be amended, modified, supplemented or replaced from time to time, is terminated for any reason, and Landlord may, at its option, exercise any one or more of the remedies set forth in the Agreement upon the occurrence and during the continuance of such Event of Default.

(b) WEBB COUNTY CORRECTIONAL CENTER. The following additional provisions apply with respect to the Webb County Correctional Center in Laredo, Webb County, Texas (the "Webb County Correctional Center"):

         (i) Master Lease and Sublease Incorporated Herein. All provisions of that certain Lease Agreement with an Option to Purchase between the Webb County Correctional Center Public Facility Corporation, as assignee of Municipal Capital Markets Corporation, as lessor, and Webb County, Texas, as lessee, dated as of October 1, 1997, as amended by amendment, dated as of December 29, 1998 (the "Master Lease"), with the exception of those provisions listed as exceptions in the Sublease (as hereinafter defined), and all provisions of that certain Sublease Agreement between Webb County, Texas, as sublessor ("Sublessor") and Landlord, as sublessee, dated as of December 29, 1998 (the "Sublease"), are hereby incorporated in and are a part of this Agreement with respect to the Webb County Correctional Center.

         (ii) Subordination. This Agreement with respect to the Webb County Correctional Center is subject and subordinate to the terms, provisions, conditions and obligations of (i) the Master Lease, and (ii) the Sublease, copies of which have been provided to Tenant and Tenant hereby acknowledges receipt thereof. All of the terms, provisions, conditions and obligations of the Master Lease and the Sublease (with the exception of those provisions listed as exceptions in the Sublease), to the extent not inconsistent with the terms, provisions, conditions and obligations of this Agreement, shall be applicable to this Agreement with the same force and effect as if the Landlord were the sublessor under the Sublease and the Tenant were the sublessee thereunder, and in the case of any breach thereof by Tenant, the Landlord shall have all the rights against Tenant as would be available to the sublessor against the sublessee under the Sublease if such breach were by the sublessee thereunder. For purposes of this Agreement, a breach by Tenant under the Sublease shall be deemed an Event of Default by Tenant under this Agreement, subject to any applicable grace or notice and cure periods provided herein. Notwithstanding anything to the contrary contained in this Agreement, this Agreement shall not terminate upon the termination of the Master Lease and the Sublease due to the transfer of fee simple title to the Webb County Correctional Center to Landlord.

         Any representations or warranties of the Landlord under the Sublease which are deemed to be made by Tenant hereunder shall only be made with respect to facts and circumstances existing as of the commencement of the Term of this Agreement, and then only as to those facts or circumstances of which Tenant has actual knowledge. Any covenants of the Landlord under the Sublease which are deemed to be made by Tenant hereunder shall only apply to matters arising or occurring from and after the commencement of the Term of this Agreement and then only during the term of this Agreement. In no event shall Tenant be deemed to make any representations, warranties or covenants with respect to facts, circumstances, or matters arising or occurring prior to the commencement of the Term of this Agreement, or be obligated to keep, observe, or perform any covenants, representations, or warranties under the Sublease with respect to matters arising or occurring prior to the commencement of the Term of this Agreement. Landlord represents and warrants to Tenant that as of the commencement of the Term of this Agreement all terms, provisions, conditions, representations, warranties and covenants to be kept, observed or performed by Landlord under the Sublease prior to the commencement of the Term of this Agreement have been kept, observed, or performed by Landlord in all material respects. Landlord certifies that, as of the date of the commencement of the Term of this Agreement, neither Landlord nor Sublessor is in default under the Sublease, nor has Landlord given or received any notice of default or breach of any of the provisions of the Sublease, nor, to the knowledge of Landlord, has any act or omission occurred by or on the part of either Landlord or Sublessor which with the giving of notice, the passage of time, or both, would constitute an "Event of Default" under the Sublease.

         (iii) Management Agreement/Assignment Agreement. (A) During the Term of this Agreement and until the Transfer Date (as defined in the Management Agreement hereinafter defined), Landlord hereby delegates to the Tenant, and the Tenant hereby agrees to perform, all of the duties, responsibilities, and obligations of the Landlord under that certain Management Agreement, dated as of December 29, 1998, between Webb County Correctional Center Public Facility Corporation ("PFC") and Landlord (the "Management Agreement"), together with the right to exercise such rights and remedies conferred on the Landlord under the Management Agreement with respect to such delegated duties, responsibilities and obligations.

               (B) From and after the Transfer Date (as defined in the Assignment Agreement hereinafter defined) and during the Term of this Agreement, Landlord hereby delegates to the Tenant, and the Tenant hereby agrees to perform, all of the duties, responsibilities, and obligations of the Landlord under that certain Assignment Agreement, dated as of December 29, 1998, between the PFC, Municipal Capital Markets Corporation and Landlord (the "Assignment Agreement"), together with the right to exercise such rights and remedies conferred on the Landlord under the Assignment Agreement with respect to such delegated duties, responsibilities and obligations.

         14.22 Counterparts. This Agreement may be executed in duplicate counterparts, each of which shall be deemed an original hereof or thereof.

                  [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY,
                           SIGNATURES PAGE TO FOLLOW.]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement or caused the same to be executed by their respective duly authorized officers as of the date first set forth above.

                                    LANDLORD:

                                    CORRECTIONS CORPORATION OF AMERICA



                                    By: /s/ John D. Ferguson
                                        ----------------------------------------
                                    Title: President
                                           -------------------------------------

                                    TENANT:

                                    CCA OF TENNESSEE, INC.



                                    By: /s/ Brent Turner
                                        ----------------------------------------
                                    Title: Treasurer
                                           -------------------------------------

                                   SCHEDULE A

                                 THE FACILITIES


                                                  LOCATION
FACILITY NAME                                     (CITY, STATE)
-------------                                     -------------
Bent County Correctional Facility                 Las Animas, Colorado

Bridgeport Pre-Parole Transfer Facility           Bridgeport, Texas

California City Correctional Facility             California City, California

Central Arizona Detention Center                  Florence, Arizona

Cibola County Corrections Facility                Milan, New Mexico

Cimarron Correctional Facility                    Cushing, Oklahoma

Coffee Correctional Facility                      Nicholls, Georgia

Davis Correctional Facility                       Holdenville, Oklahoma

Diamondback Correctional Facility                 Watonga, Oklahoma

Eden Detention Center                             Eden, Texas

Eloy Detention Center                             Eloy, Arizona

Florence Correctional Center                      Florence, Arizona

Houston Processing Center                         Houston, Texas

Huerfano County Correctional Facility             Walsenburg, Colorado

Kit Carson Correctional Center                    Burlington, Colorado

Laredo Processing Center                          Laredo, Texas

Leavenworth Detention Center                      Leavenworth, Kansas

Lee Adjustment Center                             Beattyville, Kentucky

Marion Adjustment Center                          St. Mary, Kentucky

Mendota Correctional Facility                     Mendota, California

McRae Correctional Facility                       McRae, Georgia

Mineral Wells Pre-Parole Transfer Facility        Mineral Wells, Texas

Montana Correctional Facility                     Shelby, Montana

New Mexico Women's Correctional Facility          Grants, New Mexico

North Fork Correctional Center                    Sayre, Oklahoma

Northeast Ohio Correction Center                  Youngstown, Ohio

Otter Creek Correctional Center                   Wheelwright, Kentucky

Pamlico Correctional Institution                  Bayboro, North Carolina

Prairie Correctional Facility                     Appleton, Minnesota

San Diego Correctional Facility                   San Diego, California

Shelby Training Center                            Memphis, Tennessee

Southern Nevada Women's Correctional Facility     Las Vegas, Nevada

Stewart County Detention Center                   Lumpkin, Georgia

T. Don Hutto Correctional Center                  Taylor, Texas

Tallahatchie County Correctional Center           Tutwiler, Mississippi

Torrance County Detention Facility                Estancia, New Mexico

Webb County Correctional Center                   Laredo, Texas

West Tennessee Detention Center                   Mason, Tennessee

Wheeler Correctional Facility                     Alamo, Georgia

Whiteville Correctional Facility                  Whiteville, Tennessee